UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 11, 2023 (December 8, 2023)
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Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7812 Palm Parkway	Orlando,	FL	32836
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of Director
On December 8, 2023, the board of directors (the “Board”) of Marriott Vacations Worldwide Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, voted to appoint Mary E. Galligan as a Class III director of the Board. In connection with Ms. Galligan’s appointment, the Board increased the size of the Board to 11 directors. Ms. Galligan has not been appointed to any committees at this time. Ms. Galligan was appointed to serve as a member of the Board until the 2024 annual meeting of stockholders, or until her successor is duly elected and qualified.
Ms. Galligan will be entitled to applicable cash retainer fees and an annual equity grant pursuant to the Company’s director compensation arrangements under terms consistent with those previously disclosed by the Company. There is no other arrangement or understanding between Ms. Galligan and any other person pursuant to which she was appointed as a Class III director of the Board, nor is there any family relationship between Ms. Galligan and any other director of the Company or executive officers of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Ms. Galligan had, or will have, a direct or indirect material interest.
Ms. Galligan served as Managing Director in Deloitte’s Cyber and Strategic Risk practice from September 2013 to October 2023 and led the response to several high-profile cyber breaches. She also served as an advisor to Fortune 500 boards of directors and senior executives in how to address global cyber incidents. Ms. Galligan started her cyber and crisis management career in 1988 as a special agent of the Federal Bureau of Investigation (FBI). She assumed positions of increasing responsibility and most recently served as Special Agent in Charge of Cyber and Special Operations, a 500-person division of the New York Office of the FBI.
Ms. Galligan received her bachelor’s degree from Fordham University and master’s degree from The New School and is an FBI-certified Crisis Negotiator and Crisis Manager.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated:	December 11, 2023	By:	/s/ Kathleen A. Pighini
		Name:	Kathleen A. Pighini
		Title:	Senior Vice President, Corporate Controller and Chief Accounting Officer
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